UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                  FORM 8-K/A

                                CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


  --------------------------------------------------------------------------


               Date of Report (Date of earliest event reported)

                               November 4, 1998


                          VECTOR ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)


                                    Texas
                  (State or other jurisdiction of incorporation)


                                   0-22661
                           (Commission File Number)


                                 76-0582614
                      (IRS Employer Identification No.)


                         5599 San Felipe, Suite 620
                               Houston, Texas
                  (Address of principal executive offices)


                                   77056
                                 (Zip Code)


     Registrant's telephone number, including area code:   (713) 850-9993
  --------------------------------------------------------------------------

ITEN 7.	FINANCIAL STATEMENTS AND EXHIBITS

(a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. The following financial statements are filed herewith:

    Independent Auditors' Report					                         F-1

    Statements of Revenue and Direct Expenses of the
	   Assets Acquired from Texas Energy and
	   Environmental, Inc. and Cougar Oil and Gas, Inc.
	   For the years ended April 30, 1998 and 1997
	   And for the four months ended August 31, 1998		           F-2

    Notes to Statements of Revenue and Direct Expenses
	   Of the Assets Acquired from Texas Energy and
	   Environmental, Inc. and Cougar Oil and Gas, Inc.
	   For the years ended April 30, 1998 and 1997
	   And for the four months ended August 31, 1998		           F-3 to F-8

(b)	EXHIBITS

	   Exhibit 2.01	Purchase and Sale Agreement Between Texas Energy and
                 Environmental, Inc. and Cougar Oil and Gas, Inc., as Sellers and Vector Energy Corporation, as Buyer. *

                 * Previously Filed



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:	January 29, 1999

		By:	/s/    Stephen F. Noser                 .
      ----------------------------------
			          Stephen F. Noser, President

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors
Vector Energy Corporation
Houston, TX



We have audited the accompanying statements of revenue and direct expenses of the assets acquired by Vector Energy Corporation from Texas Energy and Environmental, Inc. and Cougar Oil and Gas, Inc. for the years ended
April 30, 1998 and 1997 and for the four month period ended August 31, 1998. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and direct expenses of the assets acquired by Vector Energy Corporation from Texas Energy and Environmental, Inc. and Cougar Oil and Gas, Inc. for the years ended April 30, 1998, and 1997, and for the four month period ended August 31, 1998, in conformity with generally accepted accounting principles.


Denver, Colorado
January 21, 1999



/s/ Comiskey & Company
PROFESSIONAL CORPORATION

                         Vector Energy Corporation
                Statements of Revenue and Direct Expenses of the
            Assets Acquired from Texas Energy and Environmental, Inc.
                 for the years ended April 30, 1998 and 1997 and
                    for the four months ended August 31, 1998

                                        Four Months
                                           Ended         Years Ended
                                         August 31,        April 30,
                                           1998        1998        1997
                                         ---------   ---------   ---------
REVENUES

Oil Revenues                             $  35,422   $  53,579   $  12,111
Gas Revenues                               372,113     722,238     337,257
P - Biproduct Revenues                           0       1,244           0
                                         ---------   ---------   ---------
Total Revenues                             407,535     777,061     349,368
                                         ---------   ---------   ---------

DIRECT OPERATING EXPENSES

Lease Operating Expense                    179,225     570,056     192,617
Production Taxes                            10,429      39,070      25,492
Transportation, Treatment, Marketing             0           0           0
Other Direct Expenses                            0           0           0
                                         ---------   ---------   ---------
Total Direct Operating Expenses            189,654     609,126     218,109
                                         ---------   ---------   ---------
Excess of Revenue over
 Direct Expenses                         $ 217,881   $ 167,935   $ 131,259
                                         ---------   ---------   ---------

   The accompanying notes are an integral part of the financial statement.

                         Vector Energy Corporation
             Notes to Statements of Revenue and Direct Expenses
      of the Assets Acquired from Texas Energy and Environmental, Inc.
   and Cougar Oil and Gas, Inc. for the years ended April 30, 1998 and 1997 and for the four months ended August 31, 1998

Note 1  -  Summary of Significant Accounting Policies

Purchase transaction

Effective November 4, 1998, Vector Energy Corporation ("the Company") acquired the right, title and interest in certain oil, gas, and mineral leases and working interests in approximately fifteen producing oil and gas wells located in Oklahoma, Louisiana and Texas from Texas Energy and Environmental, Inc. and Cougar Oil and Gas, Inc. ("the sellers").

To effect the transaction, the Company issued 1,226,667 shares of common stock and a $120,000 non-interest bearing note payable to the Sellers. In addition, the Company assumed approximately $750,000 in bank debt and another approximately $750,000 of other liabilities of the sellers. The purchase and sale agreement provides that the Sellers may receive up to 500,000 additional common shares based on the value of the proved developed producing reserves attributable to the properties acquired, as determined by an independent engineering evaluation on September 30, 1999. The purchase and sale agreement also requires the registrant to expend a minimum of $500,000 in capital investment on the properties acquired within nine months. If such capital investment is not made, the sellers will be entitled to an additional 500,000 shares of common stock.

Periods included

For purposes of the accompanying statement of Revenues and Direct Expenses, the revenues and expenses of the acquired properties have been presented at the historical cost of the sellers. Activity for certain properties prior to their acquisition by the sellers has been excluded from this presentation. Vector Energy management has estimated that the amount of revenues and direct expenses for properties which have been excluded from this financial statement because the activity was for a period prior to the acquisition by the seller is immaterial to the accompanying financial statement. The following is a summary of properties included in the accompanying financial statement, the dates from which the activities are included in the accompanying financial statement, and management's estimate of net revenues (revenues less production taxes) which have been excluded from the accompanying statement.

EC Wilson, various	             Nueces, TX       May 1, 1996	      $      0
Dunn McCampbell	                Kleberg, TX	     February 1, 1997  $ 41,800
Carter, various	                McClain, OK	     April 18, 1997    $    105
State lease (Bateman), various	 Bateman Lake, LA	February 4, 199	      none
Emerson, various	               McClain, OK	     April 18, 1997	   $  1,325
LC Giles, various	              McClain, OK	     April 18, 1997	   $  1,906
Giles, various	                 McClain, OK	     April 18, 1997	   $  2,251
Harriett, various	              McClain, OK      April 18, 1997	   $  5,196


Amounts included

This statement includes all revenues and associated direct expenses of operation of the acquired properties during the periods that they were owned by the sellers. It does not include depreciation, amortization or depletion. It also does not include an allocation of corporate overhead costs or any other indirect expenses including interest or income taxes. This statement should be read in conjunction with the Company's Form 8K filed with the Securities and Exchange Commission and dated November 4, 1998.

                       Vector Energy Corporation
           Notes to Statements of Revenue and Direct Expenses of the Assets Acquired from Texas Energy and Environmental, Inc.
   and Cougar Oil and Gas, Inc. for the years ended April 30, 1998 and 1997 and for the four months ended August 31, 1998

Note 2  Unaudited Oil and Gas Reserve Quantities

This section provides information required by Statement of Financial Accounting Standards No. 69, "Disclosures about Oil and Gas Producing Activities."

The following unaudited reserve estimates presented as of August 31, 1998 and April 30, 1998 and 1997, relating to the properties acquired from Texas Energy and Environmental, Inc. and Cougar Oil and Gas, Inc., were prepared internally by the Company. There are many uncertainties inherent in estimated proved reserve quantities and in projecting future production rates and the timing of development expenditures. In addition, reserve estimates of new discoveries that have little production history are more imprecise than those of properties with more production history. Accordingly these estimates are expected to change as future information becomes available.

Proved oil and gas reserves are the estimated quantities of crude oil, condensate, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.

Proved developed oil and gas reserves are those reserves expected to be recovered through existing wells with existing equipment and operating methods.

Unaudited net quantities of proved and proved developed reserves of crude oil (including condensate) and natural gas, all of which are located within the continental United States, are summarized below:

Changes in Proved Reserves:
 		                                        (MCF)               (BBLS)
		                                       --------              ------
                                                 (In thousands)
Estimated quantity, April 30, 1996             0                   0

Production                                  (127)		               (1)
Acquisitions                              12,630		                 9
                                         --------                 ---
Estimated quantity, April 30, 1997        12,503	                 	8

Production                                  (349)		               (4)
Acquisitions                                   0               	   0
	                                        --------                 ---
Estimated quantity, April 30, 1998        12,154                  	4

Production                                  (209)		               (3)
Acquisitions	                         		       0                   0
                                         --------                 ---
Estimated quantity. August 31, 1998       11,945               	   1
                                         --------                 ---

                          Vector Energy Corporation
             Notes to Statements of Revenue and Direct Expenses
       of the Assets Acquired from Texas Energy and Environmental, Inc.
   and Cougar Oil and Gas, Inc. for the years ended April 30, 1998 and 1997 and for the four months ended August 31, 1998

Note 2  Unaudited Oil and Gas Reserve Quantities (Continued)

Proved reserves at year end:

		                               Developed  Undeveloped	      Total
                                 ---------  -----------      -------
Oil (BBLS) (In thousands)

April 30, 1997                         8	          0	              8
April 30, 1998                         4	          0               4
August 31, 199	                        1	          0	              1

Gas (MCF) (In thousands)

April 30, 1997	                    5,905	      6,598	         12,503
April 30, 1998	                    5,556	      6,598          12,154
August 31, 199	                    5,347	      6,598	         11,945

The following table presents a standardized measure of the discounted future net cash flows attributable to the proved reserves associated with the properties acquired from Texas Energy and Environmental and Cougar Oil and Gas, Inc. Future cash inflows were computed by applying year-end prices of oil and gas to the estimated future production of proved oil and gas reserves. The future production and development costs represent the estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves, assuming continuation of existing economic conditions.

A discount factor of 10% was used to reflect the timing of future net cash flows. The standardized measure of discounted future net cash flows is not intended to represent the replacement cost or fair market value of the oil and gas properties.

                                      	8/31/98	      4/30/98	        4/30/97
                                       --------      --------        --------
                                                  (In thousands)
Future cash inflows                    $16,248       $16,656	        $17,433
Future production costs    	            (3,716)	      (3,904)	        (4,513)
Future development costs	                 (490)	        (490)	          (820)
                                       --------      --------        --------
Future net cash flows	                  12,042	       12,262          12,100
10% annual discount for estimated
	timing of cash flows                   (4,069)	      (4,326)	        (5,047)
	Standardized measure of discounted    --------      --------        --------
	Cash flows	                           $ 7,973       $ 7,936         $ 7,053
                                       --------      --------        --------

                         Vector Energy Corporation
            Notes to Statements of Revenue and Direct Expenses of the Assets Acquired from Texas Energy and Environmental, Inc.
  and Cougar Oil and Gas, Inc. for the years ended April 30, 1998 and 1997 and for the four months ended August 31, 1998

Note 2  Unaudited Oil and Gas Reserve Quantities (Continued)

	Four months ended	Year ended	Year ended:
                                           	8/31/98	   4/30/98	   4/30/97
                                            --------   --------   --------
                                                    (In thousands)
Standardized measure of discounted
	Future net cash flows, beginning           $ 7,936	   $ 7,053    $     0

Changes due to operations:
Production                                    (408)	     (777)	     (349)
Production costs	                              190	       609        218
Development costs	                               0       	330          0
Acquisitions                                     0	         0	     7,007
Other                                          (10)	       16	       (13)
Accretion of discount                          265	       705	       190
	                                           -------    -------    -------
Standardized measure of discounted
	Future net cash flows, ending              $7,973	    $7,936	    $7,053
                                            -------    -------    -------

Note 3  Unaudited Pro Forma Financial Data

The following unaudited pro forma condensed financial information has been prepared by management utilizing the unaudited financial statements of the Company through October 31, 1998 and the audited statements of revenue and direct expenses of the assets acquired from Texas Energy and Environmental, Inc. and Cougar Oil and Gas, Inc. through August 31, 1998. Adjustments have been made to reflect the impact of purchase accounting and other items had the acquisitions taken place on May 1, 1998 with respect to operating data and October 31, 1998 respect to balance sheet data. The pro forma adjustments are described in the accompanying notes and are based upon preliminary estimates and certain assumptions that management of the Company believes reasonable under the circumstances.

The unaudited pro forma condensed financial information is for comparative purposes only and does not purport to be indicative of the results which would actually have been obtained had the acquisitions been effected on the pro forma dates, or of the results which may be obtained in the future. The unaudited pro forma condensed financial information, in the opinion of management, reflects all adjustments necessary to present fairly the data for such periods.

                         Vector Energy Corporation
              Notes to Statements of Revenue and Direct Expenses of the Assets Acquired from Texas Energy and Environmental, Inc.
     and Cougar Oil and Gas, Inc. for the years ended April 30, 1998 and 1997 and for the four months ended August 31, 1998

Note 3 Unaudited Pro Forma Financial Data (Continued)

                      VECTOR ENERGY CORPORATION
                  UNAUDITED CONDENSED BALANCE SHEET

                               Six Months
                                 Ended
                                10/31/98    Pro-Forma             Pro-Forma
                              (Unaudited)  Adjustments           (Unaudited)
                              -----------  -----------           -----------
Current Assets,               $   527,500  $   500,000 (3)       $ 1,027,500
Oil and Gas Properties, Net    10,607,300    3,460,001 (1)        14,067,301
Other Assets                       49,400                             49,400
                              -----------  -----------           -----------
Total Assets                  $11,184,200  $ 3,960,001           $15,144,201
                              -----------  -----------           -----------
Current Liabilities           $ 1,904,400  $ 1,320,000 (1)(2)(3) $ 3,224,400
Long-term Debt                  5,060,000      800,000 (2)         5,860,000
Other Liabilities                     700                                700
                              -----------  -----------           -----------
Total Liabilities             $ 6,965,100  $ 2,120,000           $ 9,085,100
                              -----------  -----------           -----------
Common Stock                  $ 1,652,100  $ 1,840,001 (1)       $ 3,492,101
Preferred Stock                 3,095,000                          3,095,000
Additional Paid in Capital            600                                600
Retained Earnings                (528,000)                          (528,000)
                              -----------  -----------           -----------
Total Stockholders' Equity    $ 4,219,100  $ 1,840,001           $ 6,059,101
                              -----------  -----------           -----------
Total Liabilities and Equity  $11,184,200  $ 3,960,001           $15,144,201
                              -----------  -----------           -----------

                             VECTOR ENERGY CORPORATION
               UNAUDITED PRO FORMA CONDENSED STATEMENT OF EARNINGS

                             10/31/98  Acquisition    Pro Forma    Pro Forma
                           (Unaudited) Historical(4) Adjustments  (Unaudited)
                            ---------   -----------  -----------   ----------
Revenues                    $ 479,100   $ 611,300                  $1,090,400
                            ---------   ----------                 ----------
Direct Operating Expense    $ 219,000   $ 284,500                  $  503,500
General and Administrative    172,100           0     $  30,000(6)    202,100
Interest Expense              254,500           0        33,000(5)    287,500
Depreciation and Depletion    352,800           0        64,200(7)    417,000
                            ---------   ----------    ----------   ----------
Total Expenses              $ 998,400   $ 284,500     $ 127,200    $1,410,100
                            ---------   ----------    ----------   ----------
Net Income (Loss)           $(519,300   $ 326,800     $(127,200)   $ (319,700)
                            ---------   ----------    ----------   ----------

(1) To reflect the purchase price adjustments related to the acquisition of the Texas Energy and Environmental, Inc. Properties. The purchase price is the sum of $1,840,001 in common stock, the issuance of a $120,000 note payable, the assumption of $750,000 in debt, and the assumption of $750,000 in other liabilities.

                          Vector Energy Corporation
             Notes to Statements of Revenue and Direct Expenses
       of the Assets Acquired from Texas Energy and Environmental, Inc.
   and Cougar Oil and Gas, Inc. for the years ended April 30, 1998 and 1997 and for the four months ended August 31, 1998

Note 3 Unaudited Pro Forma Financial Data (Continued)


(2) To reflect additional borrowing of $800,000 under the Company's revolving credit note and the utilization of the funds to pay off the bank debt and certain other liabilities assumed in the acquisition of properties from Texas Energy and Environmental, Inc.

(3) To reflect the borrowing of $500,000 from a stockholder under a six-month promissory note.

(4) These amounts represent the historical revenues and direct expenses of the properties acquired from Texas Energy and Environmental, Inc. for the period ended August 31, 1998, as reflected in Item 7 in the Company's Form 8-K/A, and as pro rata adjusted to reflect a six month period in order to conform to the Company's unaudited condensed statement of earnings for the six months ended October 31, 1998.

(5) To record interest expense in the amount of $33,000 relating to the additional borrowing under the Company's revolving credit note.

(6) To record increased general and administrative expense estimated to be $30,000.

(7) To record depletion expense in the amount of $64,200 relating to the oil and gas properties acquired.